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                                                               EXHIBIT 10.2


                                     LEASE




     THIS LEASE is entered into as of AUGUST 6, 1997, by and between DIVISION AVENUE PARTNERS, L.L.C., a Michigan limited liability company of Grand Rapids, Michigan ("Landlord"), and MERCANTILE BANK OF WEST MICHIGAN, a Michigan corporation ("Tenant").

1.   PREMISES

     For the rent and in consideration of the agreements contained in this Lease, Landlord leases to Tenant and Tenant rents from Landlord the warehouse and office space, comprising approximately eleven thousand one hundred (11,100) square feet located at 216 N. Division, Grand Rapids, Kent County, Michigan (the "Building"), as more particularly described on Exhibit A attached hereto together with that portion of the parking lot lying contiguous to, and south of the Building, identified on Exhibit A attached hereto, containing approximately twenty-four (24) parking spaces, together with all of the easements, rights, privileges and appurtenances thereunto belonging and together with all of the improvements presently constructed thereon in their present condition and together with all fittings and fixtures of every kind whatsoever now or hereafter owned by Landlord and used or procured for use in connection with the operations and maintenance of said improvements (all of the foregoing are hereinafter referred to as the "Premises"). This Lease is not subject to any conditions, covenants, easements, restrictions or right-of-ways, nor are the Premises encumbered with the leasehold interest of any other party except for the leasehold interest of Brian's Books which occupies 1,850 square feet of the Premises, and which Landlord warrants is terminable upon sixty days notice in writing, which notice was given on July 22, 1997.

2.   ACCEPTANCE OF PREMISES

     The Landlord represents to Tenant that the Premises are in good condition, and Tenant agrees to accept the Premises in the condition in which it is on the date that this Lease is executed.

3.   TERM

     The term of this Lease shall commence upon the date Tenant's contractors are ready to commence making of improvements to the Premises, but no later than September 1, 1997. The foregoing notwithstanding, the term of this Lease with respect to that portion of the Premises occupied by Brian's Books shall commence when Brian's Books vacates the Premises. Landlord shall use its best efforts to cause Brian's Books to vacate the Premises in a timely manner, including commencement and diligent prosecution of an eviction proceeding, if necessary. The term of this Lease shall end on August 31, 2007.



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     Tenant shall have the option to extend the term of this lease for four (4)
successive 5-year periods by delivering notice, in writing, to Landlord at Landlord's address or otherwise where designated by Landlord, no later than 12 months prior to the end of the term of this lease, or any extension. Such extension or extensions shall be upon the same terms and conditions as herein set forth and such extension shall be treated as if a part of the original term of this Lease.

4.  USE

     It is understood and agreed between the parties that the Premises during the continuance of this Lease shall be used and occupied only for lawful purposes and uses in connection with Tenant's business as it is presently constituted, and for no other purpose or purposes without the prior written consent of Landlord. Tenant shall not use the Premises or permit the Premises to be used for the doing of any act or anything that constitutes the violation of any law, order, ordinance, or regulation of any governmental authority and any rules, regulations, standards or guidelines issued pursuant to any of the aforesaid. Tenant shall not, in any manner, deface or injure the Premises, or permit any objectionable noise or odor, or any hazardous substances, material, contaminate or waste to be released, emitted, or spilled or permit anything to be done on the Premises intending to create a health hazard or a nuisance or to disturb others or to injure the reputation of the Premises.

5. RENT
           (a) Tenant agrees to pay to Landlord as rent for the Premises during the term of this Lease the sum of twelve thousand four hundred eighty-seven dollars and fifty cents ($12,487.50) each month, commencing on the 1st day of October, 1997, and on the same day of each month thereafter, payable to Landlord at the address of Landlord or such other place as may be designated in writing by Landlord. Past due payments of rent shall bear interest at the rate of 18% per annum. The foregoing notwithstanding, rent (to be prorated on the basis of area) with respect to that portion of the Premises occupied by Brian's Books shall not commence until such time as Brian's Books has vacated the Premises.

           (b) Commencing with the due date of the first monthly rent payment of the second lease year and every lease year thereafter the rent shall be increased by the greater of three percent (3%) of the rent for the preceding lease year, or by the same percentage as there is an increase in the "Consumer Price Index for All Urban Consumers (United States) (1984=100)", or any successor Consumer Price Index, as published by the Bureau of Labor Statistics, United States Department of Labor (the "Index"). On such date, if rent is to be increased by the percentage increase in the Index, rent shall be subject to increase (but not decrease) based upon the following formula:



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            First, the figure shown by such Index for the date of
            calculation shall be divided by the figure shown by such Index for the Lease commencement date or the date of the last rent adjustment (as applicable), and the integer one (1) shall be subtracted from the quotient so obtained.

            Second, the fraction obtained in step one shall be multiplied by the amount of the annual rent for the most recently concluded lease year; and

            Third, the product obtained in step two shall be added to the annual rent for the most recently concluded lease year and the sum so obtained shall be the new annual rent until the next adjustment made pursuant to this Lease.

6. TAXES

           (a) Tenant shall pay, before any penalty or interest attaches, all real estate taxes, special assessments, water charges, sewer service charges, and other governmental charges of any kind whatsoever, levied or assessed against or with respect to the Premises at any time during the term of this Lease, and shall, upon written request, furnish to Landlord duplicate receipts therefore. In the event Tenant fails to make payment as required under this Section, Landlord shall be entitled to make payment directly to the appropriate governmental subdivision. Tenant agrees that it will, on demand, reimburse Landlord for the amount of such payment. For purposes of this paragraph, real property taxes shall be prorated on a calendar year basis for the first and last calendar years of this Lease.

           (b) Tenant shall pay before any penalty or interest attaches, all personal property taxes levied or assessed against the personal property of Tenant located upon the Premises, and shall, upon written request, furnish to Landlord duplicate receipts thereof.

           (c) Tenant shall have the right to contest the amount or validity, in whole or in part, of any tax, assessment or charge described in (a) or (b) above by appropriate proceedings diligently conducted in good faith.

           (d) Tenant shall have a right to seek a reduction in the valuation of the Premises assessed for tax purposes and to prosecute any action or proceeding heretofore commenced by Tenant. To the extent to which any tax refund payable as a result of any such proceeding which Tenant may institute, or payable by reason of the compromise or settlement of any such proceeding, may be based upon a payment made by Tenant and shall not relate to a period as to which apportionment thereof has been made with


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      Landlord, Tenant shall be authorized to collect the same, subject to Tenant's obligation to reimburse Landlord forthwith for any expenses and fees incurred by Landlord in connection therewith. Landlord may at its own expense and for its and Tenant's benefit, if it shall so desire, endeavor at any time or times to obtain a lowering of the assessed valuation upon the Premises or any part thereof for the purpose of reducing taxes thereon, and in such event, Tenant will cooperate in effecting such a reduction. If required by law in order to so contest such tax, assessment, valuation or charge, Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Tenant, and Tenant will indemnify and save harmless Landlord from any such costs and expenses, including, without limitation, reasonable attorneys fees.

7. ALTERATIONS AND INSTALLATIONS DURING TERM AND REMOVAL OF IMPROVEMENTS
           BY TENANT

           (a) Tenant shall not, without the prior written approval of Landlord, which approval shall not unreasonably be withheld, make any material alterations, improvements, or additions to the Premises. Any alteration, improvement or addition shall conclusively be deemed material if it involves alterations, improvements or additions exceeding in cost the sum of Ten Thousand Dollars ($10,000.00). If Tenant desires to make any material alterations, improvements, or additions to the Premises, Tenant shall first submit to Landlord plans and specifications therefore and obtain Landlord's written approval thereof, which approval shall not unreasonably be withheld. Landlord shall not withhold or delay its approval of any nonstructural alterations unless, in the opinion of Landlord, Tenant's proposal would be detrimental to the long term value of the Premises. Any such approved alterations, improvements, or additions shall be made at Tenant's sole expense with such contractor or contractors, as shall be approved by Landlord, which approval shall not unreasonably be withheld. Unless otherwise directed by Landlord in writing, no alterations, improvements, additions or physical changes made by Tenant, shall be removed by Tenant from the Premises at the termination of the Lease with the exception of,
      (i) Tenant's trade fixtures, (ii) those improvements identified on Exhibit B, attached hereto, as from time-to-time supplemented by mutual agreement of the parties. In the event the parties are unable to agree upon a characterization of a particular asset as a trade fixture, the matter shall be submitted to arbitration under the auspices of the American Arbitration Association. All alterations, improvements, or additions exclusive of those assets enumerated above, shall immediately upon installation become Landlord's property and shall be deemed to be a part of the Premises.



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           (b) Tenant shall, before making any improvements,
      alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval therefore, and shall deliver promptly, upon request, duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workers' compensation, general liability, and personal and property damage insurance as Landlord may reasonably require.

           (c) Nothing in this Lease shall authorize Tenant to, and Tenant shall not, do any act which will in any way encumber the title of Landlord to the Premises. If a lien is filed against the Premises or Tenant's interest therein to secure payment of an indebtedness or other obligation of the Tenant, Tenant shall, within ten (10) days after receiving a request from the Landlord that such lien be discharged, discharge such lien either by payment of the indebtedness due the lien claimant or by filing a
      bond (as provided by statute) as security therefor.   If Tenant
      fails to discharge such lien, Landlord shall have the right to procure its discharge by filing such bond or making payment to such lien claimant and Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord as additional rent upon the first day that rent shall become due thereafter.

8. REPAIRS AND MAINTENANCE BY TENANT

           (a) Tenant shall, at its expense, keep and maintain the Premises, and each component of the Premises, and all of Tenant's property upon the Premises, in good and clean operating condition. Tenant's obligations shall include, but not be limited to, roadway, parking, landscaping, exterior and structural maintenance, reconstruction and repairs (including all necessary replacements), the replacement of broken glass and the repair and maintenance (including all necessary replacements) of the interior portions and components of the Premises, such as the walls, ceiling, heating, air conditioning, electrical, plumbing, dust collecting and sprinkler systems, any building security system and other interior components. Landlord shall be given notice of and Tenant's plan for any major repair or replacement undertaken. Tenant shall also, at its expense, remove snow, ice and rubbish from the Premises.

           (b) If Tenant does not renew the term of this Lease through the full amortization period or acquire ownership of the Premises at or before the termination of this Lease, Landlord agrees to reimburse Tenant for the unamortized cost for the replacement of any building elements treated for tax purposes as capital assets and required to have been replaced by Tenant under the terms of this Lease. Any such reimbursement shall be made by



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      Landlord to Tenant no later than the date the Lease terminates.
      The unamortized cost of any such replacements shall be agreed upon by the parties. If the parties are unable to agree, the matter shall be submitted to arbitration under the auspices of the American Arbitration Association.

           (c) If Landlord reasonably deems any unperformed cleaning maintenance, repairs or replacements by Tenant necessary, it may demand that Tenant make the same. If Tenant refuses or neglects to do so or fails to complete the same within a reasonable time, Landlord may make or cause such reasonable cleaning, maintenance, repairs or replacements to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant by reason thereof. Tenant agrees that it will, on demand, pay to Landlord the cost of any such cleaning, maintenance, repairs or replacements.

9.    UTILITIES

      Charges for utilities used in or about the Premises, including, without limitation, gas, electricity, light, heat, power and telephone or other communication services, water and sewage, to be paid by Tenant as they are incurred. Tenant shall furnish to Landlord upon demand receipts or other satisfactory proof of payment of such charges.

10.   INSURANCE

           (a) Tenant, at its sole cost and expense, shall keep the Premises with all improvements thereon insured under a policy or policies of "all risk" fire and casualty coverage insurance, to the full extent of their replacement costs, underwritten by such carriers as Landlord shall approve, which approval shall not unreasonably be withheld. Landlord shall be named as an additional insured in such policy or policies. In the case of damage, the proceeds of the policy shall be paid over jointly to Landlord and Tenant, and applied to the restoration of the Premises. The foregoing notwithstanding, if the Lease is terminated under paragraph 12, as a consequence of the damage or destruction of the Premises, the proceeds of the insurance shall be paid over solely to Landlord.

           (b) Tenant shall maintain, at its expense, public liability and property damage insurance in the amounts of not less than one million dollars ($1,000,000) for each occurrence, one million dollars ($1,000,000) for each accident, and one million dollars ($1,000,000) for property damage, which insurance shall name Landlord as additional insured.

           (c) With respect to the insurance to be provided by Tenant in this Paragraph, policies or certificates of insurance, in form and substance satisfactory to Landlord and written by companies acceptable to Landlord,



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      shall be furnished to Landlord.  Such policies shall be
      non-cancelable unless ten (10) days prior written notice to Landlord is given.

           (d) All policies of insurance purchased by the parties with respect to the Premises shall contain clauses or endorsements under which the insurer waives all right of subrogation against Landlord or Tenant, as the case may be, or any of their agents, employees, invitees and licensees, with respect to losses payable under any such policy or policies.

11.  INDEMNIFICATION

     The Tenant agrees to indemnify and save harmless the Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the premises during the term of this Lease and during the period of time, if any, prior to the term commencement date that the Tenant may have been given access to the premises for the purpose of making improvements, and will further indemnify and save the Landlord harmless against and from any and all claims arising from any condition of the premises due to or arising from any act or negligence of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees, and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord by reason of any such claim, the Tenant, upon notice from the Landlord, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to the Landlord.

12.  DAMAGE OR DESTRUCTION OF PREMISES

     Landlord and Tenant agree that if at any time during the continuance of this Lease the Premises shall be destroyed or so injured by fire, or by other casualty as to be unfit for occupancy, and such destruction or injury can reasonably be repaired within one hundred eighty (180) days from the date of such destruction or injury, then Tenant shall not be entitled to surrender possession of said Premises; but in case of any such destruction or injury, Tenant shall immediately commence the restoration of the Premises and shall complete the same with all reasonable speed. The restoration of the Premises shall be performed by contractors approved in advance by Landlord. If the Premises shall be so destroyed or injured by fire or other casualty that such destruction or injury, cannot reasonably be repaired within one hundred eighty
(180) days from the date of such destruction or injury either Landlord or Tenant shall have the option, upon written notice given to the other within thirty (30) days from the date of destruction or injury, to terminate this Lease. In the event of such a termination, Landlord shall be entitled to all insurance proceeds with respect to the Premises. Tenant shall be entitled to make use of the proceeds of insurance upon the Premises to pay for the restoration of the Premises. If the insurance proceeds are inadequate to restore the Premises as nearly as possible to the



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condition existing immediately prior to such occurrence it shall be the obligation of the Tenant to pay the additional cost required.  Irrespective of
the tenantability of the Premises rent shall not abate.   If the Lease is
terminated under the terms of this paragraph 12, Tenant shall be relieved of the obligation to repair the Premises and to make future payments of rent.

13.   EMINENT DOMAIN

      In the event the Premises or any part thereof shall be taken for public or quasi-public use or condemned under eminent domain, then if and when there is an actual taking of physical possession of the Premises or of any part thereof which shall render the remainder unfit for use by Tenant as hereinafter defined, Tenant shall have the right to terminate this Lease. The Premises shall be deemed to be unfit for use by Tenant if the area of such portion remaining after such taking is less than reasonably sufficient to accommodate the activities of Tenant conducted from the Premises immediately prior to such taking. If Tenant elects to terminate this Lease as provided above, it shall give written notice to Landlord within thirty (30) days after the entry of the final order of the court authorizing the taking or appropriation or the date of settlement, as the case may be. If the term of this Lease is terminated by Tenant, Tenant shall be entitled to receive that portion of any award of damages specifically allocated in the final order to the loss of its leasehold estate or costs of relocation. The balance of any award of damages shall be the property of Landlord.

      In the event of any such taking which does not result in the termination of this Lease, rent shall abate in proportion to the value of the Premises taken.

14.   DEFAULT

           (a) Events of Default. In the event of any default by Tenant in the payment of any rent provided for herein on the day it becomes due and payable, and if such default continues for ten
      (10) days, after notice, in writing, is given by Landlord to Tenant , or if default shall be made or suffered by Tenant in any of the other covenants and conditions of this Lease required to be kept or performed by Tenant (other than payment of rent), and if Tenant fails to commence to cure such default or defaults within ten (10) days after written notice thereof given by Landlord to Tenant, specifying the default or defaults complained of, and thereafter to diligently cure such default or defaults; or, if Tenant shall become insolvent or make an assignment for the benefit of creditors, file, or have filed against it, a petition in bankruptcy, which shall not be vacated, set aside or dismissed within thirty (30) days, or seek the benefit of any bankruptcy, composition or insolvency law or act, of if Tenant shall be adjudged a bankrupt, or if Tenant's leasehold interest herein shall be levied on execution, or a receiver be appointed for Tenant, whether by virtue of state or Federal law; then Landlord may, in addition to any other remedy, re-enter into and repossess the Premises and remove Tenant and every other occupant, and may relet the Premises or any part


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      thereof for any term, either shorter, longer, or the same, at a higher, lower, or the same rental, making such alterations as may be necessary, and the Lease shall terminate.

           (b) Expenses of Default. If Landlord shall, on any such default by Tenant, obtain possession of the Premises by re-entry, summary proceedings, or otherwise, Tenant shall pay to Landlord all expenses incurred in obtaining possession of the Premises, including reasonable attorneys fees, all expenses and commissions which may be paid for the reletting of the same, and all other damages resulting from Tenant's default.

           (c) Termination of Lease. No termination of this Lease pursuant to this Section or repossession of the Premises or any part thereof shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. Tenant shall pay to Landlord, as and for liquidated and agreed damages for Tenant's default, (i) the then present value of the rent and other sums and charges to be paid by Tenant until what would have been the end of the term in the absence of such termination or repossession (the "Scheduled Amount"), less (ii) the then present value of the net proceeds, if any, of the reletting of the Premises (including any parts thereof), for any periods within such term, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, attorney fees, alteration costs and expenses of preparation of such reletting (the "Reletting Amount"). The Tenant shall be entitled to the benefit of all Reletting Amounts, whenever arising or determined, and Landlord shall promptly pay to Tenant any overpayments that are made to Landlord under the prior sentence as additional Reletting Amounts are determined. Landlord shall use reasonable efforts to re-let the Premises and otherwise mitigate damages. Exercise of any remedy hereunder by the Landlord shall not exclude the right to exercise any other remedy hereunder, but in no event will Landlord be entitled to be paid more than once for the same loss.

15.   ACCESS

      Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same.

16.   SIGNS AND ADVERTISING

      Tenant shall have the right to install, maintain and display upon the Premises such inside and outside signs as Tenant may reasonably deem necessary or desirable for the carrying on of its business at Tenant's expense; provided, however, that it is Tenant's obligation to comply with any and all applicable laws or ordinances affecting the placing, location, size and type of signs.


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17.   SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE

           (a) This Lease shall, at the option of Landlord or its lenders, be subject and subordinate to the interests of the holders of any notes secured by mortgages on the Property or the Premises, now or in the future, and to all renewals, modifications, consolidations, replacements and extensions thereof. While the provisions of this section are self-executing, Tenant shall execute such documents as may be desired by Landlord or any mortgagee to affirm or give notice of such subordination. In turn, Tenant shall be entitled to receive the customary non-disturbance agreement from each such lender whereby the lender agrees to recognize Tenant's rights under this Lease following foreclosure so long as Tenant is not in default hereunder.

           (b) Tenant shall attorn to any foreclosing mortgagee, or to any purchaser of the Property or the Premises at any foreclosure sale, or sale in lieu of foreclosure, for the balance of the Term on all the terms and conditions herein contained.

           (c) At the request of Landlord, Tenant shall within ten (10) days, deliver to Landlord, Tenant shall within ten (10) days, deliver to Landlord, or anyone designated by Landlord, a certificate stating and certifying to such information as may reasonably be requested to verify the state of the Landlord-Tenant relationship established by this Lease.

18.   RIGHT OF FIRST REFUSAL

           (a) Landlord agrees that if at any time during the term of this Lease, Landlord shall receive a bonafide offer (the "Offer"), acceptable to Landlord for the sale of the Premises, Landlord, prior to acceptance thereof, will give Tenant, with respect to the Offer, written notice thereof, and a copy of the Offer, including the name and address of the proposed purchaser, Tenant shall have the option of first refusal for thirty (30) days after receipt of such notice, within which to elect to purchase the Premises on the terms of the Offer. If Tenant shall elect to purchase the Premises, it shall provide written notice of such election to Landlord within said 30-day period, and upon such notice having been given, the transaction shall be closed on the terms of the Offer, except that any such closing shall be no longer than 90 days after the date of Tenant's notice to Landlord. Tenant's rights under this paragraph shall terminate upon the termination of this Lease for any reason.

           (b) James B. Peterson and Nancy M. Peterson ("Peterson"), the owners of one hundred percent (100%) of the membership interests in Landlord, do hereby grant to Tenant a right of first refusal to purchase their membership interests in the event they receive a bonafide offer (the "Offer")


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      acceptable to them for the sale of more than fifty percent (50%)
      of their membership interest. Upon the receipt of an Offer acceptable to Peterson, Peterson will give Tenant, with respect to the Offer, written notice thereof, including the name and address of the proposed purchaser, and Tenant shall have the option of first refusal for thirty (30) days after receipt of such notice, within which to elect to purchase Peterson's membership interest upon the terms of the Offer. If Tenant shall elect to purchase the membership interest of Peterson, it shall provide written notice of such election to Peterson within said thirty (30) day period, and upon such notice having been given, the transaction shall be closed upon the terms of the Offer except that any such closing shall be no longer than ninety (90) days after the date of Tenant's notice to Peterson. Tenant's right under this paragraph shall terminate upon the termination of this Lease for any reason.
      The foregoing notwithstanding, Peterson shall have the right to make gifts of any portion of their membership interest in Landlord to family members or to any Inter-vivos Trust established by Peterson, so long as the transferred interests shall remain subject to Tenant's right of first refusal.

19.   OPTION TO PURCHASE

           (a) If this Lease is not terminated by Landlord for a default by Tenant, and if Landlord should refuse to extend the term of this Lease upon the same terms and conditions as herein set forth following the exercise by Tenant of its rights to extend under paragraph 3 hereof, and for continuing and successive five (5) year terms, Tenant shall have the option to purchase the Premises for its fair market value minus, (i) the unamortized cost of any capital improvements exclusive of trade fixtures made to the Premises by Tenant, and (ii) the amount of all Landlord's indebtedness and other obligations of Landlords secured by a lien on all or any part of the Premises which is not discharged by
      Landlord prior to the Closing.   Fair market value shall be
      determined by an appraiser mutually agreed upon by the parties.
      If the parties are unable to agree upon an appraiser then each party shall select an appraiser and the two parties selected shall select a third. The average value of the appraisals of the two appraisals most closely approximately one another shall control for purposes of determining fair market value. If the parties are unable to agree upon the unamortized cost of capital improvements, the matter shall be submitted to arbitration under the auspices of the American Arbitration Association.

           (b) Tenant shall exercise its option to purchase by delivering notice in writing, to Landlord, no later than forty-five (45) days following the date Tenant has given notice in writing of Landlord's refusal to extend the term of the Lease beyond the period described in subparagraph (a).

           (c) At the closing which shall occur no later than sixty (60) days after Tenant exercises its option to purchase, Landlord shall convey title to


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

      the Premises to Tenant by warranty deed subject only to easements and restrictions of record.

           (d) The purchase price of the Premises shall be payable in immediately available funds at the closing.

20.  HOLDING OVER

     It is agreed that, in the event Tenant holds over after the termination of the term of this Lease, the tenancy shall be from month-to-month in the absence of a written agreement to the contrary.

21.  ASSIGNMENT AND SUBLETTING

     Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld, have the right to sublease the Premises or assign Tenant's rights under this Lease. Notwithstanding any such sublease or assignment, Tenant and all assignees and sublessees shall remain liable for the performance of all of Tenant's obligations contained in this Lease. Any assignee or sublessee will be required to execute an instrument in writing assuming all of Tenant's obligations and liabilities to Landlord.

     Notwithstanding any other provision of this Lease, Tenant may at any time and for any period, sublease all or any portion of the Premises to Mercantile Bank Corporation (which is or will be an affiliate of the Tenant), or any other entity or entities, at least a majority of which is owned directly or indirectly, by Mercantile Bank Corporation.

22.  ESTOPPEL AGREEMENT

     Tenant shall, without charge and at any time and from time to time, within ten (10) days after request by the Landlord, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of any mortgagee or purchaser, or any proposed mortgagee, proposed assignee or proposed purchaser, or any other person, firm or corporation specified by
Landlord:

           (a) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications);

           (b) Whether or not there are then existing, to the best of its knowledge, any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

           (c) The dates, if any, to which the rental(s) and other charges hereunder have been paid in advance.

23.   SURRENDER OF PREMISES

      The Tenant shall surrender the Premises to the Landlord at the expiration of this Lease in like condition as when taken, reasonable use and wear thereof and damage by the elements excepted.

24.   ENVIRONMENTAL LAWS; INDEMNIFICATION

           (a) At all times during the term hereof or any extension or renewal thereof, Tenant shall comply with the requirements of all applicable Federal, State and local environmental, health, safety and sanitation laws, ordinances, codes, rules and regulations and orders of any regulatory and administrative authority with respect thereto.

           (b) Tenant agrees to indemnify, defend and hold harmless Landlord from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorney's fees, ever suffered or incurred by Landlord on account of (i) Tenant's failure to comply with any environmental, health, safety or sanitation law, code, ordinance, rule or regulation or any interpretation or order of any regulatory or administrative authority with respect thereto; (ii) any release by Tenant or its agents of petroleum products, or hazardous materials or substances on, upon, into or from the Premises that was caused by Tenant; and (iii) any and all damage to natural resources or real property and/or harm or injury to persons resulting or alleged to have resulted from such failure by Tenant to comply and/or such release of petroleum products, or hazardous materials or substances that was caused by Tenant.

           (c) Landlord agrees to indemnify, defend and hold Tenant harmless from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorney's fees, ever suffered or incurred by Tenant on account of (i) any failure to comply with the requirements of all applicable Federal, State and local environmental, health, safety and sanitation laws, ordinances, codes, rules and regulations of any regulatory and administrative authority having occurred prior to the commencement date of this lease; (ii) any release of petroleum products or hazardous materials or substances on, upon, into or from the Premises having occurred prior to the commencement date of this Lease; and (iii) any and all damages to natural resources or real property and/or harm or injury to persons resulting or alleged to have resulted from such failure to comply and/or such release of petroleum products or hazardous materials or substances.

25.  TERMINATION OF LEASE FOR OTHER CAUSES

     Notwithstanding any other provisions contained in this Lease, in the event
(i) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (ii) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.

26.  NOTICES

     Any notice to be given hereunder shall be deemed duly served if mailed by certified mail addressed, if to Tenant, at its business address, or if to Landlord, to its business address, and the customary certified mail receipt shall be conclusive evidence of such service. Either party hereto may change its address to which said notice shall be sent by giving written notice of such change to the other party hereto as here provided.

27.  MISCELLANEOUS

     QUIET ENJOYMENT. If Tenant shall pay the rents and perform all of the covenants and conditions of this Lease by it to be paid and performed, Tenant shall, during the term hereof, peaceably and quietly have, hold and enjoy the full possession of the Premises, the tenements, hereditaments, and appurtenances, appertaining, or belonging thereto, and the rights and privileges granted herein without interference or hindrance by Landlord, or by any person holding under or through Landlord.

     REMEDIES CUMULATIVE. All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law or equity, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

     ENTIRE AGREEMENT. This writing constitutes the entire agreement between the parties hereto. No oral or written prior or contemporaneous agreements shall have any force or effect, nor shall any subsequent agreements have any force or effect unless signed and embodied in writing.

     SEVERABILITY. Any provision or portion of any provision of this Lease which is found to be illegal or void shall be treated as if it had never been a part hereof and shall have no effect whatsoever on the entire agreement or provisions hereof.

     CONSTRUCTION. This Lease shall be interpreted, construed, enforced and performed pursuant to the laws of the State of Michigan.

     BINDING EFFECT. The covenants and agreement herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors, assigns, lessees and sublessees.

     CAPTIONS. The captions of this Lease shall not be considered part of this Lease but shall be considered as descriptive only.

     GENDER. Any references herein to the neuter gender shall be deemed also to refer to the masculine and feminine and any references herein to the singular shall also be deemed to refer to the plural.

[SIGNATURE BLOCK FOLLOWS]

     IN WITNESS WHEREOF, the parties, by their authorized representatives, have executed this Lease on the day and year first written above.


WITNESSES:                                  LANDLORD:
                                            DIVISION AVENUE PARTNERS, L.L.C.


/s/ SHEILA L. TURBET                        /s/ JAMES B. PETERSON
--------------------                        ---------------------------------
                                            James B. Peterson MEMBER

                                            /s/ NANCY M. PETERSON
/s/ ROBERT B. KAMINSKI                      ---------------------------------
----------------------                      Nancy M. Peterson  MEMBER

                                            INDIVIDUALLY:

                                            /s/  JAMES B. PETERSON
                                            ---------------------------------
                                            James B. Peterson

                                            /s/ NANCY M. PETERSON
                                            ---------------------------------
                                            Nancy M. Peterson

                                            TENANT:
                                            MERCANTILE BANK OF WEST
                                            MICHIGAN (a Michigan banking
                                            corporation in formation), by
                                            Mercantile Bank Corporation, a
                                            Michigan corporation

                                                  /s/ GERALD R. JOHNSON, JR.
                                            By:   ---------------------------
                                                  Gerald R. Johnson, Jr.

                                            Its:  Chairman of the Board and
                                                  Chief Executive Officer

                                  EXHIBIT A




                   Legal Description of the Leased Premises
                        City of Grand Rapids, Michigan
                                 KENT COUNTY




                          216 Division Avenue North
                           Grand Rapids, MI  49503




        The South 15 feet of Lot 12, all of Lots 13 and 16, and the North 1/2 of Lot 17, Block 23; Dexter Fraction in the City of Grand Rapids, Kent County, Michigan, as recorded in Liber 39 of Plats, Page 12. This parcel contains 23,800 square feet (0.546 Acres).

                                  EXHIBIT B




                                IMPROVEMENTS


Office Equipment

Furniture

Partitions and Office Dividers whether or not affixed to the Premises

Vault and Safety Deposit Boxes

Automatic Teller Machines


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